Elisa Schreiber Appointed to Noodles & Company Board of Directors

BROOMFIELD, Colo., December 4, 2019 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced the appointment of Elisa Schreiber as an independent member of its Board of Directors effective December 3, 2019.

Jeff Jones, Chairman of the Board of Noodles & Company commented, “We are excited to welcome Elisa Schreiber to our Board of Directors. Her extensive business experience in marketing and communications, with particular emphasis on emerging technologies will be a tremendous asset as we activate our strategic priorities. We look forward to working with Elisa as we support Noodles & Company in reaching its significant growth potential.”

Ms. Schreiber is currently the marketing partner at Greylock Partners, an early-stage venture capital firm headquartered in Silicon Valley, where she supports the firm’s portfolio companies with strategic marketing and communications counsel as they scale from seed stage to publicly-traded. Prior to joining Greylock, Ms. Schreiber led the global communications team at Hulu, a premium entertainment streaming service, during a period of hyper-growth for the company. During her three-year tenure, the company exceeded five million U.S. paid subscribers, and counted over 30 million monthly users on Hulu’s free service. Ms. Schreiber launched Hulu’s first original series, the company’s first international market, and the Hulu Plus subscription service, which became the fastest growing video subscription service - online or offline - in U.S. history.

Ms. Schreiber is on the advisory board for All Raise, a non-profit dedicated to accelerating the success of female funders and founders in technology by improving the success of women in the venture-backed tech ecosystem.  Ms. Schreiber earned her MBA from the University of Southern California Marshall School of Business, as well as her BA in Communications & Media Studies and her BA Visual Arts at the University of California, San Diego.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as expectations regarding the execution of our strategy and potential future growth. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2019 filed on March 15, 2019. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Contacts:

Investor Relations
investorrelations@noodles.com